UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2022

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 350

Wayne, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BMTX	NYSE American LLC
Warrants to purchase Class A Common Stock	BMTX.W	NYSE American LLC

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On and effective May 9, 2022, the Board of Directors (the “Board”) of BM Technologies, Inc. (the “Company”) unanimously adopted resolutions taking the following action:

•	Increasing the number of directors of the Company from seven to eight;
•	Appointing John J. Dolan as director, who qualifies as independent within the meaning of the independent director guidelines of the NYSE American; and
•	Appointing Mr. Dolan to the Audit Committee of the Board as its chairperson.

Since 2018, Mr. Dolan has served as Founder and Manager of Dolan Financial Solutions, LLC, a business strategy and financial consulting firm and loan broker. From 2015 to 2017, Mr. Dolan was the Founder and Managing Member of Dolan Finance, LLC, the general partner for Dolan Real Estate Finance, LP, a private investment fund that deals in financing short-term commercial real estate transactions. Mr. Dolan was Chairman of the Board of Directors of Atlantic Coast Financial Corporation (Nasdaq: ACFC) from 2016 until its acquisition by Ameris Bancorp in 2018. During that time, he also served as Chairman of ACFC’s Audit Committee.

From 1980 to 2011, Mr. Dolan was employed by First Commonwealth Financial Corporation (NYSE: FCF) and its predecessor (First Commonwealth) headquartered in Indiana, Pennsylvania. Mr. Dolan most recently served as the President and Chief Executive Officer of First Commonwealth after serving as its Chief Financial Officer for twenty years and was also a director from 2007 to 2011. In these roles, he helped transform First Commonwealth from a bank with $200 million in assets to a publicly traded bank holding company with $6 billion in assets.

Throughout his banking tenure, Mr. Dolan was active in industry groups such as the Financial Services Roundtable, Pennsylvania Bankers Association, and the American Bankers Association.

Mr. Dolan is an active angel investor and is experienced in economic development and assisting early-stage companies during their development. He serves on the board of directors of Pratter, Inc., an early-stage company that provides transparency to reduce healthcare costs and has served on several not-for profit boards. Mr. Dolan earned his B.S. in Business Administration with a specialization in accounting from West Liberty University.

Mr. Dolan brings to our Board extensive financial expertise and experience as the strategic and financial leader of a community bank, including raising capital, preparing financial reports, developing strong internal controls, development of executive management teams, and achieving growth through acquisitions.

As a non-employee director on the Board, Mr. Dolan will be compensated for service as a director in accordance with the Company’s Compensation of Directors policy. There are no arrangements or understandings between Mr. Dolan and any other person pursuant to which he was selected as a director. Mr. Dolan has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

The press release issued by the Company on May 13, 2022 announcing Mr. Dolan’s appointment to the Company’s Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: May 13, 2022	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer